FOR IMMEDIATE RELEASE

Contact: Rachel G. Bitner

President and Chief Executive Officer Elect

717-733-4181

DOUGLAS P. BARTON JOINS ENB FINANCIAL CORP

AS ITS NEW CHIEF FINANCIAL OFFICER

EPHRATA, PA, December 15, 2025 --- ENB Financial Corp (OTCQX: ENBP), bank holding company for The Ephrata National Bank headquartered in Ephrata, PA, announced today that Douglas P. Barton has joined ENB Financial Corp and The Ephrata National Bank as Executive Vice President/Chief Financial Officer and Treasurer to succeed Rachel G. Bitner. The Corporation previously announced naming Ms. Bitner as successor to Jeffrey S. Stauffer as President and Chief Executive Officer of the Company and the Bank following his retirement on December 31, 2026. As a result of Mr. Barton’s hiring, Ms. Bitner’s title is now President and Chief Executive Officer Elect.

“I am very pleased to welcome Mr. Barton to our leadership team,” said Jeffrey S. Stauffer, ENB Financial Corp and The Ephrata National Bank President and Chief Executive Officer. “He brings extensive knowledge and over 39 years’ experience in the financial services industry to the corporation and the bank.” Rachel Bitner, President and Chief Executive Officer Elect stated, “Mr. Barton’s exceptional background and extensive experience make him uniquely qualified for this position. As the corporation positions itself for future growth, Mr. Barton has skills and experiences that will play a pivotal role in managing the organization's financial operations and executing on our strategic plans for continued enhancement of shareholder value.”

Mr. Barton is a certified public accountant and has spent many years in public accounting serving the financial services industry prior to his financial executive roles with community based banks and their holding companies. Mr. Barton most recently served as Senior Vice President, Director of Financial Planning and Analysis at Orrstown Financial Services, Inc. and its subsidiary Orrstown Bank in Shippensburg, Pennsylvania from 2010 to 2024. Mr. Barton is a graduate of Shippensburg University and holds a Master of Business Administration from LaSalle University.

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About ENB Financial Corp

ENB Financial Corp, headquartered in Ephrata, PA, is the bank holding company for its wholly-owned subsidiary The Ephrata National Bank. The Ephrata National Bank operates from fourteen full-service locations in Lancaster County, southeastern Lebanon County, and southern Berks County, Pennsylvania, with the headquarters located at 31 E. Main Street, Ephrata, PA. The Ephrata National Bank has been serving the community since 1881. For more information about ENB Financial Corp, visit the Corporation’s web site at www.enbfc.com.

Caution Regarding Forward-Looking Statements

This news release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results of ENB Financial Corp to be materially different from future results expressed or implied by such forward-looking statements. These forward-looking statements can be identified by use of terminology such as "expect", "plan", "anticipate", "believe", "estimate", and similar words that are intended to identify such forward-looking statements. These forward-looking statements are based on management's current expectations, assumptions, estimates, and projections about the Corporation, the financial services industry, and the economy. The Private Securities Reform Act of 1995 provides safe harbor in the event the projected future operations are not met. There are a number of future factors such as changes in fiscal or monetary policy, or changes in the economic climate that will influence the Corporation's future operations. These factors are difficult to predict with regard to how likely and to what degree or significance that they would occur. Actual results may differ materially from what may have been forecasted in the forward-looking statements. We are not obligated to publicly update any forward-looking statements to reflect the effects of subsequent events.

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